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                           FORM 8-K - CURRENT REPORT
                                 United States
                       Securities and Exchange Commission
                              Washington DC 20549

                                 CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report: April 21, 1998

SOVEREIGN SPECIALTY CHEMICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)


                           Delaware
                          36-4176637
(State or Other Jurisdiction of Incorporation or Organization)
(IRS Employer Identification No.)


225 W. Washington St. - Ste. 2200, Chicago, IL
60606
  (Address of Principal Executive Offices)
  (Zip Code)

Registrant's Telephone Number, Including Area Code: (312) 419-7100

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Item 2

On April 21, 1998, Sovereign Specialty Chemicals, Inc. consummated a stock purchase agreement for the sale of its Mercer Products Company, Inc., subsidiary to Burke Industries, Inc. Net cash proceeds from the sale were approximately $35.9 million (sales price of $36.2 million less selling expenses of $300,000). Proceeds from the sale were used by the Company to pay down
$30 million of senior bank debt and for general corporate purposes.

Mercer is a leading manufacturer of extruded vinyl flooring profiles and related products for the commercial and residential construction and renovation markets. Mercer was acquired in August 1997, as part of Sovereign's acquisition of the Adhesives, Sealants & Coatings - North America Division of Laporte plc. Mercer is located in Eustis, Florida.

The following unaudited pro forma financial statements are based upon the historical financial statements of the Company included in the Company's 1997 Form 10-K. The unaudited pro forma balance sheet has been prepared to give effect to the sale of Mercer Products Company, Inc. as though it had been consummated on December 31, 1997.

The unaudited pro forma statement of operations for the year ended December 31, 1997 gives effect to 1997 acquisitions as though they were consummated on January 1, 1997. In addition, the unaudited pro forma statement of operations gives effect to the sale of Mercer Products Company, Inc. and the use of the sale proceeds as though the sale had been consummated on January 1, 1997.

The unaudited pro forma financial statements do not purport to be indicative of the results that would have been obtained had such transactions described above occurred as of the assumed dates. In addition, the pro forma statement of operations does not purport to reflect the actual results that would have occurred had the transactions consummated on January 1, 1997 or project the Company's results of operations for any future period.

The unaudited pro forma statement of operations should be read in conjunction with the consolidated financial statements of the Company and Subsidiaries and the notes thereto as included in the Company's 1997 Form 10-K and included in the Company's Registration Statement on Form S-4 (File No. 333-39373) as amended, filed on April 24, 1998.


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                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                         THE COMPANY     PRO FORMA
                                                         HISTORICAL     ADJUSTMENTS          TOTAL
                                                         -----------    -----------          -----
ASSETS
Current assets:
  Cash and cash equivalents..........................     $  6,413       $  5,861(3)        $ 12,274
  Accounts receivable, net...........................       26,824         (2,305)(1)         24,519
  Inventories........................................       21,042         (2,920)(1)         18,122
  Other current assets...............................        5,483           (220)(1)          5,263
                                                          --------       --------           --------
          Total current assets.......................       59,762            416             60,178
Property, plant and equipment, net...................       48,308         (4,952)(1)         43,356
Goodwill, net........................................      123,177        (24,809)(1)         98,368
Other assets.........................................       11,512             --             11,512
                                                          --------       --------           --------
          Total assets...............................     $242,759       $(29,345)          $213,414
                                                          ========       ========           ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...................................     $ 13,008       $ (1,276)(1)       $ 11,732
  Accrued and other current liabilities..............       14,023           (806)(1)         14,382
                                                                            1,165(2)
  Current portion of long-term obligations...........        2,520             --              2,520
                                                          --------       --------           --------
          Total current liabilities..................       29,551           (917)            28,634
Long-term obligations, less current portion..........      156,757        (30,000)(3)        126,757
Other long-term liabilities..........................        4,398           (175)(1)          4,223
Stockholder's equity:
  Common stock.......................................           --             --                 --
  Additional paid-in capital.........................       52,479             --             52,479
  Retained earnings (accumulated deficit)............         (522)         1,747(2)           1,225
  Currency translation adjustment....................           96             --                 96
                                                          --------       --------           --------
          Total stockholder's equity.................       52,053          1,747             53,800
                                                          --------       --------           --------
          Total liabilities and stockholder's
            equity...................................     $242,759       $(29,345)          $213,414
                                                          ========       ========           ========

-------------------------
(1) Gives effect to the elimination of the book value of the net assets of Mercer that were sold ($32,949).

(2) Adjustment gives effect to the sale of the net assets of Mercer as follows:

Sales price.................................................  $36,191
Expenses associated with the sale...........................      330
                                                              -------
     Net proceeds...........................................   35,861
Book value of net assets sold...............................   32,949
                                                              -------
                                                                2,912
Income taxes at 40%.........................................    1,165
                                                              -------
     Gain on sale...........................................  $ 1,747
                                                              =======

(3) Adjustment gives effect to the application of the proceeds from the sale of Mercer to repay the outstanding indebtedness under the Company's credit facility of $30 million with the remaining $5,861 as an increase in cash.


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                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                THE COMPANY    THE ACQUIRED    SALE OF        PRO FORMA
                                HISTORICAL      COMPANIES      MERCER        ADJUSTMENTS        TOTAL
                                -----------    ------------    -------       -----------        -----
Net sales.....................   $134,771        $73,574       $(9,945)(1)     $    --         $198,400
Cost of goods sold............     92,889         49,726        (6,921)(1)          --          135,694
                                 --------        -------       -------         -------         --------
Gross profit..................     41,882         23,848        (3,024)             --           62,706
Selling, general and
  administrative expenses.....     30,131         15,618        (1,899)(1)         962(2)        44,812
                                 --------        -------       -------         -------         --------
Operating income..............     11,751          8,230        (1,125)           (962)          17,894
Interest expense..............      9,080          2,296        (1,117)(1)       5,102(3)        14,003
                                                                                (1,358)(4)
Foreign exchange loss.........        163             --            --              --              163
                                 --------        -------       -------         -------         --------
Income before income taxes....      2,508          5,934            (8)         (4,706)           3,728
Income taxes..................      1,315          2,380            (6)(1)      (1,406)(5)        2,283
                                 --------        -------       -------         -------         --------
Income before discontinued
  operations and extraordinary
  losses......................   $  1,193        $ 3,554       $    (2)        $(3,300)        $  1,445
                                 ========        =======       =======         =======         ========

---------------
(1) Adjustment gives effect to the sale of Mercer to remove its results of operations for the year ended December 31, 1997.

(2) Adjustment gives effect to the increased amortization of goodwill resulting from $108 million of goodwill from the acquisitions which is being amortized over a period of 25 years ($2,514). The increase in the amortization of goodwill is partially offset by the elimination of historical goodwill amortization of the Acquired Companies prior to the acquisitions ($1,552).

(3) Adjustment gives effect to increased interest expense from (i) the offering of $125 million of Senior Subordinated Notes due 2007 at 9.5% ($6,927), (ii) the term loan of $30 million under the Senior Credit Facility at 8.25% ($1,444), and (iii) the amortization of $12,672 of capitalized deferred financing costs over 10 years ($739). The increase in interest expense has been partially offset by (x) the elimination of pre acquisition interest expense of the acquired companies on indebtedness to parent not acquired ($1,796), (y) the elimination of interest on $41.4 million of historical debt of the Company refinanced in the Transactions ($2,137), and (z) the elimination of amortization of deferred financing costs associated with debt refinanced in the Transactions ($75).

(4) Adjustment gives effect to the additional decrease in interest expense attributable to the payment of the $30 million Senior Credit Facility. Adjustment reflects a reduction of interest expense of $2,475 less the amount of interest expense recognized by Mercer of $1,117 and eliminated in pro forma adjustment #1.

(5) Adjustment gives effect to the income tax benefit resulting from the pro forma adjustments (net of nondeductible goodwill amortization) at an effective rate of 40%.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date  May 5, 1998                          Sovereign Specialty Chemicals
      -----------                          -----------------------------
                                                   (Registrant)


                                           /s/ Lowell D. Johnson
                                           -----------------------------
                                           Lowell D. Johnson, Vice President
                                           and Chief Financial Officer




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                                   EXHIBITS



Exhibit
No.         Description
---         -----------

 1. Stock Purchase Agreement, dated March 5, 1998, by and among Burke Industries, Inc., Mercer and the Company. (Exhibit 10.20 to the Company's Registration Statement on Form S-4 (File No. 333-39373) as amended, filed on April 24, 1998, incorporated by reference).